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                                                                    EXHIBIT 10.4


                             PC SERVICE SOURCE, INC.

                          STOCK PRICE APPRECIATION PLAN


         1. PURPOSE. The purpose of the Stock Price Appreciation Plan (the "Plan") of PC Service Source, Inc. ("PCSS"), a Delaware corporation, is to (a) provide an incentive to its employees to concentrate their efforts in a manner that will provide for the long-term growth and profitability of PCSS; (b) encourage stock ownership by the employees in order to promote an identity of interests with PCSS' shareholders; and (c) provide a means of attracting and retaining qualified employees.

         2. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on such date as it is approved by the Board of Directors of PCSS (the "Board") and the PCSS stockholders if such approval is necessary or advisable under relevant securities, tax or other applicable laws, and shall remain in effect until March 1, 2002, unless terminated earlier by the Compensation Committee of the Board (the "Termination Date").

         3. STOCK SUBJECT TO THE PLAN. There are authorized for issuance and delivery under the Plan an aggregate of 200,000 shares of common stock, $.01 par value per share (the "Common Stock"), subject to adjustment as provided in
Section 7 hereof. Such shares may be, in whole or in part, authorized but unissued shares, whether now or hereafter authorized, or issued shares that have been reacquired by PCSS.

         4. PLAN ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board. The Compensation Committee shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan. Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive.

         5. ELIGIBILITY. Only those employees of PCSS designated by the Compensation Committee and who are employed by PCSS on the Stock Price Appreciation Date (defined below) may participate in the Plan.

         6. STOCK GRANTS. If at any time prior to the Termination Date, the closing price of the Common Stock as reported on Nasdaq equals or exceeds $15.00 per share for twenty (20) consecutive trading days (the "Stock Price Appreciation Date"), PCSS shall make the following grants of up to an aggregate of 200,000 shares of Common Stock to the eligible PCSS employees. Each Employee will be issued the Common Stock granted pursuant to this Plan within a reasonable period of time following the Stock Price Appreciation Date unless the Stock Price Appreciation Date occurs during a PCSS Blackout Period (defined below), whereupon the Common Stock shall be issued at the end of such Blackout Period. For purposes of this Plan, the term "Blackout Period" shall mean that period during which the Board has prohibited PCSS employees and directors from selling or acquiring Common Stock.

         7. CHANGES IN CAPITALIZATION. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary dividends) are distributed with respect to such shares of Common Stock




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or other securities, through merger, consolidation, sale of all or substantially all of the assets of PCSS, reorganization, recapitalization, reclassification, dividend, stock split, spin-off, split-off or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares reserved for issuance under the Plan.

         8. NO RIGHT TO CONTINUE AS AN EMPLOYEE. Neither the Plan nor any action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that PCSS will retain a participant as an employee of PCSS for any period of time or at any particular rate of compensation.

         9. AMENDMENT, MODIFICATION, AND TERMINATION. The Compensation Committee may at any time terminate the Plan prior to the Termination Date and in any respect amend or modify the Plan; provided, however, that the Compensation Committee shall condition any amendments on the approval of stockholders if such approval is necessary or advisable under relevant securities, tax or other applicable law. No amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any participant with respect to shares of Common Stock to which he or she became entitled prior to such amendment, modification or termination.

         10. RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. PCSS shall use its best efforts to cause each share of Common Stock issued under the Plan to be (a) listed on the Nasdaq or such other market or securities exchange as PCSS shall be qualified to list its securities on and (b) registered under the Securities Act of 1933 and any applicable state securities law. If for any reason a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock issued or otherwise deliverable hereunder, the Employee shall as a condition to any delivery of Common Stock hereunder, represent, in writing, that the shares received are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless PCSS shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1993 any applicable state securities laws. PCSS shall include on certificates representing shares delivered pursuant to the Plan such legends referring to the foregoing representations or restrictions and any other applicable restrictions on resale as the Compensation Committee, in its discretion, shall deem appropriate.